Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333‑251604, 333‑209040, 333‑181797, 333‑171731, 333‑171730) of Home Federal Bancorp, Inc of Louisiana of our reports dated October 2, 2023, with respect to the consolidated financial statements of Home Federal Bancorp, Inc of Louisiana included in this Annual Report on Form 10‑K for the year ended June 30, 2023.

/s/ FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP)

Fort Worth, Texas
October 2, 2023